Exhibit 99.1

News Release: FOR IMMEDIATE RELEASE

For additional information, contact:

Brian Cooper

Chief Financial Officer

Westell Technologies, Inc.

630.375.4740 BCooper@westell.com

Westell Technologies Fiscal 2013 Second Quarter Highlights

•	Fiscal 2013 second quarter revenue for the Westell division was $9.9 million, up 5% compared to the fiscal 2013 first quarter.

•	New products in areas of distributed antenna systems, Ethernet and cell-site optimization are contributing to sales, with improving prospects.

•	Cash and short-term investments were $124.4 million as of September 30, 2012.

•	The company repurchased 2.1 million shares at a cost of $4.7 million during the fiscal 2013 second quarter.

Westell Technologies Reports Second Quarter Results

and Progress on Sales of New Products

AURORA, IL, November 5, 2012 – Westell Technologies, Inc. (NASDAQ: WSTL), a leading provider of telecommunications equipment for wireline, wireless and home networks, today announced results for its fiscal 2013 second quarter, which ended September 30, 2012.

Consolidated revenue from continuing operations for the fiscal 2013 second quarter was $9.9 million. Net loss for the second quarter was $2.2 million, or $0.04 per share. Non-GAAP net loss for the second quarter was $1.8 million, or $0.03 per share.

“We made good progress during the second quarter with our new products, which are a key part of our strategy to significantly grow revenues from products for wireless networks,” said Chairman and CEO Rick Gilbert. “Our distributed antenna systems products are starting to contribute and we are seeing heightened near-term interest in our Ethernet and cell-site optimization products. We believe these new products should begin to contribute more significantly over the next few quarters. In the meantime, we also had steady demand for our legacy products, helping the Westell division to increase revenue 5% versus the first quarter.”

Consolidated revenue from continuing operations for the fiscal 2013 second quarter was $9.9 million, compared to $20.7 million in the fiscal second quarter of the prior year. The revenue decrease resulted primarily from the sale in the fiscal 2012 first quarter of certain assets of the company’s Customer Networking Solutions (CNS) division.

Net loss for the second quarter was $2.2 million, or $0.04 per share, compared to net income of $3.5 million, or $0.05 per share, in the second quarter of the prior year.

Prior-year net income includes income from discontinued operations that relates to the sale in fiscal 2012 of the Conference Plus (CP) division. Adjusting for the effects of the CNS and CP sales transactions and a discrete income tax item, non-GAAP net loss for the fiscal 2013 second quarter was $1.8 million, or $0.03 per share, compared to non-GAAP net income of $0.4 million, or $0.01 per share, in the second quarter of the prior year.

Consolidated operating expenses for the fiscal second quarter were $6.7 million, compared to $5.6 million in the prior-year quarter. The consolidated operating expense increase reflects the company’s investments to grow sales, introduce new products, and pursue corporate development opportunities, as well a one-time expense of approximately $0.5 million to resolve a dispute regarding the CNS asset sale.

Total cash and short-term investments on September 30, 2012 were $124.4 million, down $7.5 million compared to $131.9 million at June 30, 2012. The company repurchased 2.1 million shares at a cost of $4.7 million during the fiscal 2013 second quarter. As of September 30, 2012, there was $3.0 million remaining for share repurchases under the company’s existing board authorization.

Division Results

Revenue for the company’s Westell division, previously OSPlant Systems, was $9.9 million in the fiscal second quarter, down 5% compared to $10.4 million in the prior-year second quarter and up 5% compared to $9.4 million in the fiscal 2013 first quarter. While demand continues to be affected by customer spending constraints, sales in most product categories were up compared to the prior-year quarter. Sales of T1 products were lower than in the prior-year quarter but were higher compared to fiscal 2013 first quarter levels. Distributed antenna systems components and cell-site optimization products have begun to contribute to sales.

Fiscal 2013 second quarter gross profit for the Westell division was $3.4 million, compared to $3.9 million in the same quarter of the prior year and $2.8 million in the fiscal 2013 first quarter. Gross margin was 35.0% in the second quarter of fiscal 2013. Operating expenses for the division were $4.6 million, compared to $3.5 million in the same quarter of the prior year and $4.9 million in the fiscal 2013 first quarter. Compared to the same quarter of the prior year, expenses increased as a result of new resources to focus on growing sales, additional costs to develop new products, reallocation of costs from CNS, and one-time restructuring costs related to the consolidation of the company’s Canadian operations into the Aurora facility. The division reported a fiscal second quarter operating loss of $1.1 million, compared to operating income of $0.4 million in the same quarter of the prior year and an operating loss of $2.1 million in the fiscal 2013 first quarter.

The CNS division recorded revenue of $0.1 million in the fiscal second quarter, compared to $10.3 million in the same quarter of the prior year. The decline reflects the planned wind-down of sales to the division’s remaining customer following the CNS sale transaction. That wind-down is essentially complete.

CNS operating expenses in the current quarter include costs to develop and introduce HomecloudTM and a one-time expense of approximately $0.5 million to resolve a dispute regarding the CNS asset sale.

On September 26, 2012, as previously announced, the company kicked off a limited product release for Homecloud that is targeted at generating customer feedback on product performance and functionality. The limited release is not expected to generate significant revenue. Homecloud can be ordered on http://www.homecloud.com, with fulfillment by Amazon.

“We are on track with our strategy to grow and diversify Westell by adding new products – through internal efforts as well as acquisitions – that primarily serve wireless networks,” continued Gilbert. “We are starting to see payback on the investments that we have made.”

Conference Call Information

Management will address financial and business results during Westell Technologies’ fiscal 2013 second quarter earnings conference call on Tuesday, November 6, 2012, at 9:30 AM Eastern Time. Participants can register for the Westell Technologies conference by going to the URL: http://www.conferenceplus.com/westell.

Participants can quickly register online in advance of the conference. After registering, participants receive dial-in numbers, a passcode, and a personal identification number (PIN) that is used to uniquely identify their presence and automatically join them into the audio conference. If a participant does not wish to register, he or she can participate in the call on November 6 by dialing 888-206-4065 no later than 9:15 AM, Eastern Time and using confirmation number 3355 5958#. International participants may dial 630-827-5974.

This press release regarding earnings and related information that may be discussed on the earnings conference call will be posted on the Investor News section of Westell’s website, http://www.westell.com. An archive of the entire conference call will be available on Westell’s website via Digital Audio Replay by approximately noon Eastern Time following the conclusion of the conference. The replay of the conference also can be accessed by dialing 888-843-7419 or 630-652-3042 and entering 9561 269#.

About Westell

Westell Technologies, Inc., headquartered in Aurora, Illinois, designs, distributes, markets and services a broad range of carrier-class communications equipment, including digital transmission, remote monitoring, power distribution and demarcation products used by wireline and wireless telecommunications service providers, industrial customers, and home network users. Additional information can be obtained by visiting http://www.westell.com.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995:

Certain statements contained herein that are not historical facts or that contain the words “believe”, “expect”, “intend”, “anticipate”, “estimate”, “may”, “will”, “plan”, “should”, or derivatives thereof and other words of similar meaning are forward-looking statements that involve risks and uncertainties. Actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, product demand and market acceptance risks, need for financing and capital, economic weakness in the United States economy and telecommunications market, the effect of international economic conditions and trade, legal, social and economic risks (such as import, licensing and trade restrictions), the impact of competitive products or technologies, competitive pricing pressures, customer product selection decisions, product cost increases, component supply shortages, excess and obsolete inventory, new product development, commercialization and technological delays or difficulties (including delays or difficulties in developing, producing, testing and selling new products and technologies), the ability to successfully consolidate and rationalize operations, the ability to successfully identify, acquire and integrate acquisitions, the effect of the Company’s accounting policies, retention of key personnel and other risks more fully described in the Company’s SEC filings, including the Company’s Form 10-K for the fiscal year ended March 31, 2012 under the section entitled Risk Factors. The Company undertakes no obligation to publicly update these forward-looking statements to reflect current events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, or otherwise.

Financial Tables to Follow:

Westell Technologies, Inc.

Condensed Consolidated Statement of Operations

(Amounts in thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2012	2011	2012	2011
Revenue	$9,922	$20,728	$20,452	$43,929
Gross profit	3,448	6,221	7,244	14,587
Gross margin	34.8%	30.0%	35.4%	33.2%
Operating expenses:
Sales & marketing	1,824	1,695	3,708	3,694
Research & development	1,934	1,991	3,761	4,068
General & administrative	2,663	1,765	5,244	3,918
Restructuring	57	32	149	277
Intangibles amortization	211	138	420	277

Total operating expenses	6,689	5,621	13,282	12,234

Operating income (loss) from continuing operations	(3,241)	600	(6,038)	2,353

Gain on CNS asset sale	—	46	—	31,654
Other income	7	77	91	95
Interest (expense)	—	(5)	—	(5)

Income (loss) from continuing operations before taxes	(3,234)	718	(5,947)	34,097

Income taxes	1,059	1,852	2,032	(11,376	)(1)

Income (loss) from continuing operations	(2,175)	2,570	(3,915)	22,721

Income from discontinued operations, net of income tax	—	928	—	1,908

Net income (loss)	$(2,175)	$3,498	$(3,915)	$24,629

Basic earnings per share:
Income (loss) from continuing operations	$(0.04)	$0.04	$(0.06)	$0.33
Income from discontinued operations	—	0.01	—	0.03

Net income (loss)	$(0.04)	$0.05	$(0.06)	$0.36

Diluted earnings per share:
Income (loss) from continuing operations	$(0.04)	$0.04	$(0.06)	$0.33
Income from discontinued operations	—	0.01	—	0.03

Net income (loss)	$(0.04)	$0.05	$(0.06)	$0.36

Average number of common shares outstanding:
Basic	60,420	67,416	61,465	67,879
Diluted	60,420	68,534	61,465	69,284

(1)	In the quarter ended September 30, 2011, the Company released a $2.1 million reserve for income taxes.

Westell Technologies, Inc.

Condensed Consolidated Balance Sheet

(Amounts in thousands)

(Unaudited)

	September 30, 2012	March 31, 2012
Assets:
Cash and cash equivalents	$96,427	$120,832
Restricted cash	4,838	7,451
Short-term investments	23,132	14,455
Accounts receivable, net	5,944	5,710
Inventories	9,978	9,906
Prepaids and other current assets	2,259	1,456
Deferred income tax asset	2,576	1,859

Total current assets	145,154	161,669
Property and equipment, net	1,116	1,197
Goodwill	2,860	801
Intangibles, net	5,535	2,728
Deferred income taxes	32,016	30,740
Other Assets	559	291

Total assets	$187,240	$197,426

Liabilities and Stockholders’ Equity:
Accounts payable	$2,998	$3,142
Accrued liabilities	4,054	3,328

Total current liabilities	7,052	6,470
Tax contingency reserves	3,484	3,483
Contingent consideration payable, net	2,332	—
Other long-term liabilities	1,001	1,109

Total liabilities	13,869	11,062
Total stockholders’ equity	173,371	186,364

Total liabilities and stockholders’ equity	$187,240	$197,426

Westell Technologies, Inc.

Condensed Consolidated Statement of Cash Flows

(Amounts in thousands)

(Unaudited)

	Six Months Ended September 30,
	2012	2011
Cash flows from operating activities:
Net income (loss)	$(3,915)	$24,629
Reconciliation of net income to net cash provided by (used in) operating activities:
Depreciation and amortization	666	1,191
Stock-based compensation	731	667
Gain on CNS asset sale	—	(31,654)
Restructuring	149	277
Deferred taxes	(1,993)	12,034
Gain on sale of non-operating assets	—	(325)
Changes in assets and liabilities:
Accounts receivable	(234)	6,226
Inventory	243	13
Accounts payable and accrued liabilities	(436)	(18,792)
Other	(1,078)	1,096

Net cash provided by (used in) operating activities	(5,867)	(4,638)

Cash flows from investing activities:
Net purchases of short-term investments and debt securities	(8,677)	(18,356)
Proceeds from CNS asset sale	—	36,683
Payment made for acquisition	(2,524)	—
Purchases of property and equipment	(156)	(697)
Proceeds from the sale of non-operating assets	—	325
Restricted cash	2,613	(3,350)

Net cash provided by (used in) investing activities	(8,744)	14,605

Cash flows from financing activities:
Purchase of treasury stock	(9,826)	(8,825)
Proceeds from stock options exercised	29	1,578

Net cash provided by (used in) financing activities	(9,797)	(7,247)

Effect of exchange rate changes on cash	3	(102)

Net increase (decrease) in cash	(24,405)	2,618

Cash and cash equivalents, beginning of period	120,832	86,408

Cash and cash equivalents, end of period	$96,427	$89,026

Westell Technologies, Inc.

Segment Statement of Operations

(Amounts in thousands)

(Unaudited)

	Three Months Ended September 30, 2012
	Westell	CNS	Unallocated	Total
Revenue	$9,854	$68	$—	$9,922
Gross profit	3,449	(1)	—	3,448
Gross margin	35.0%	-1.5%		34.8%

Operating expenses:
Sales & marketing	1,831	(7)	—	1,824
Research & development	1,436	498	—	1,934
General & administrative	1,046	540	1,077	2,663
Restructuring	57	—	—	57
Intangibles amortization	210	1	—	211

Operating expenses (1)	4,580	1,032	1,077	6,689

Operating income (loss) from continuing operations	$(1,131)	$(1,033)	(1,077)	(3,241)

Other income			7	7

Loss from continuing operations before taxes			(1,070)	(3,234)

Income taxes			1,059	1,059

Loss from continuing operations			$(11)	$(2,175)

	Three Months Ended September 30, 2011
	Westell	CNS	Unallocated	Total
Revenue	$10,401	$10,327	$—	$20,728
Gross profit	3,932	2,289	—	6,221
Gross margin	37.8%	22.2%		30.0%

Operating expenses:
Sales & marketing	1,446	249	—	1,695
Research & development	1,342	649	—	1,991
General & administrative	604	256	905	1,765
Restructuring	—	32	—	32
Intangibles amortization	137	1	—	138

Operating expenses (2)	3,529	1,187	905	5,621

Operating income (loss) from continuing operations	$403	$1,102	(905)	600

Gain on CNS asset sale			46	46
Other income			77	77
Interest (expense)			(5)	(5)

Income (loss) from continuing operations before taxes			(787)	718

Income taxes			1,852	1,852

Income from continuing operations			$1,065	$2,570

(1)	Includes $0.3 million and $0.0 million of depreciation and amortization expense from the Westell and CNS segments, respectively.
(2)	Includes $0.2 million and $0.0 million of depreciation and amortization expense from the Westell and CNS segments, respectively.

Westell Technologies, Inc.

Segment Statement of Operations

(Amounts in thousands)

(Unaudited)

	Six Months Ended September 30, 2012
	Westell	CNS	Unallocated	Total
Revenue	$19,272	$1,180	$—	$20,452
Gross profit	6,222	1,022	—	7,244
Gross margin	32.3%	86.6%		35.4%

Operating expenses:
Sales & marketing	3,706	2	—	3,708
Research & development	2,885	876	—	3,761
General & administrative	2,294	542	2,408	5,244
Restructuring	149	—	—	149
Intangibles amortization	418	2	—	420

Operating expenses (1)	9,452	1,422	2,408	13,282

Operating income (loss) from continuing operations	$(3,230)	$(400)	(2,408)	(6,038)

Other income			91	91

Loss from continuing operations before taxes			(2,317)	(5,947)

Income taxes			2,032	2,032

Loss from continuing operations			$(285)	$(3,915)

	Six Months Ended September 30, 2011
	Westell	CNS	Unallocated	Total
Revenue	$25,246	$18,683	$—	$43,929
Gross profit	10,440	4,147	—	14,587
Gross margin	41.4%	22.2%		33.2%
Operating expenses:
Sales & marketing	2,928	766	—	3,694
Research & development	2,606	1,462	—	4,068
General & administrative	1,422	551	1,945	3,918
Restructuring	—	277	—	277
Intangibles amortization	275	2	—	277

Operating expenses (2)	7,231	3,058	1,945	12,234

Operating income (loss) from continuing operations	$3,209	$1,089	(1,945)	2,353

Gain on CNS asset sale			31,654	31,654
Other income			95	95
Interest (expense)			(5)	(5)

Income from continuing operations before taxes			29,799	34,097

Income taxes			(11,376)	(11,376)

Income from continuing operations			$18,423	$22,721

(1)	Includes $0.7 million and $0.0 million of depreciation and amortization expense from the Westell and CNS segments, respectively.
(2)	Includes $0.5 million and $0.1 million of depreciation and amortization expense from the Westell and CNS segments, respectively.

Westell Technologies, Inc.

Reconciliation of GAAP to non-GAAP Financial Measures

(Amounts in thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2012	2011	2012	2011
GAAP net income (loss)	$(2,175)	$3,498	$(3,915)	$24,629
Adjustments:
CNS sale, net of tax (1)	336	(41)	336	(18,962)
Income tax benefit (2)		(2,101)		(2,101)
Income from discontinued operations, net of income tax (3)	—	(928)	—	(1,908)

Total adjustments	336	(3,070)	336	(22,971)

Non-GAAP net income (loss)	$(1,839)	$428	$(3,579)	$1,658

GAAP net income (loss) per common share:
Basic	$(0.04)	$0.05	$(0.06)	$0.36
Diluted	$(0.04)	$0.05	$(0.06)	$0.36

Non-GAAP net income (loss) per common share:
Basic	$(0.03)	$0.01	$(0.06)	$0.02
Diluted	$(0.03)	$0.01	$(0.06)	$0.02

Average number of common shares outstanding:
Basic	60,420	67,416	61,465	67,879
Diluted	60,420	68,534	61,465	69,284

The Company conforms to U.S. Generally Accepted Accounting Principles (GAAP) in the preparation of its financial statements. This schedule reconciles the Company’s GAAP net income to adjusted net income on a non-GAAP basis. The Company believes that these non-GAAP results provide meaningful supplemental information to investors that are indicative of the Company's core performance and that they facilitate comparison of results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results. These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results.

(1)	On April 15, 2011, the Company sold certain assets and transferred certain liabilities of the CNS segment. The adjustments remove the gain on the sale, costs associated with the transaction, and related income tax effects. Fiscal year 2013 amounts reflect the costs of a resolution of a dispute related to the CNS sale.
(2)	Benefit resulting from the release of a reserve for income taxes.
(3)	On December 31, 2011, the Company sold its ConferencePlus division. Historical results of operations of ConferencePlus are presented as discontinued operations.